Exhibit 99.1

DoubleVerify Reports Fourth Quarter and Full Year 2025 Financial Results

Increased 2025 Revenue by 14% Year-over-Year to $748.3 Million, Driven by Global Growth in Social, CTV Measurement, and Programmatic Activation

Achieved 2025 Net Income of $50.7 Million and Adjusted EBITDA of $245.6 Million, representing a 33% Adjusted EBITDA margin

$300 Million Authorized for Share Repurchases, the Largest Amount in DoubleVerify’s History

NEW YORK – February 26, 2026 – DoubleVerify (“DV”) (NYSE: DV), the leading software platform for digital media measurement, data and analytics, today announced financial results for the fourth quarter and full year ended December 31, 2025.

“2025 was a year of meaningful innovation and continued growth for DoubleVerify, as we executed on one of the most strategically important product roadmaps in our history and delivered strong financial results,” said Mark Zagorski, CEO of DoubleVerify. “We grew revenue 14% year-over-year to $748 million, exceeding our initial 10% growth outlook for the year, and delivered double-digit growth across Activation, Measurement and Supply-Side. We measured a record 9.5 trillion billable media transactions, up 15% year-over-year, reflecting our continued expansion across every major digital advertising environment, format, and device. Importantly, we continued to onboard large global enterprise customers, strengthening our position as a trusted partner to the world’s leading brands.

“As we enter 2026, the catalysts that will drive our future growth are in-market and scaling well. Social and Streaming TV innovations and advanced solutions addressing the growing impact of AI traffic and agentic buying are driving further market differentiation and delivering a revenue mix that is increasingly aligned with the fastest-growing areas of digital advertising. And, opportunities in the emerging market of AI Chatbot advertising continue to expand our potential TAM. With strong customer retention, a more diversified growth profile and expanding market share, we are well positioned to drive durable growth, stronger profitability, and long-term shareholder value, a conviction reinforced by the Board’s approval of our largest share repurchase authorization to date.”

Fourth Quarter 2025 Financial Highlights:

(All comparisons are to the fourth quarter of 2024)

●	Total revenue of $205.6 million, an increase of 8%.
●	Activation revenue of $116.5 million, an increase of 6%.
●	Measurement revenue of $69.6 million, an increase of 8%.
o	Social measurement revenue increased by 11%.

o	International measurement revenue increased by 5%.
o	Media Transactions Measured (“MTM”) for CTV increased by 22%.
●	Supply-side revenue of $19.5 million, an increase of 17%.
●	Net income of $29.3 million and adjusted EBITDA of $77.8 million, which represented a 38% adjusted EBITDA margin.

Full Year 2025 Financial Highlights:

(All comparisons are to the full year 2024)

●	Total revenue of $748.3 million, an increase of 14%.
●	MTM were 9.5 trillion, an increase of 15%, and the Measured Transaction Fee (“MTF”) was $0.07, a decrease of 3%, excluding the impact of an introductory fixed fee deal for one large customer.
●	Net Revenue Retention (NRR) of 109%.
●	Activation revenue of $427.3 million, an increase of 15%.
●	Measurement revenue of $249.7 million, an increase of 10%.
o	Social measurement revenue increased by 9%.
o	International measurement revenue increased by 2%.
o	MTM for CTV increased by 33%.
●	Supply-side revenue of $71.3 million, an increase of 25%.
●	Net income of $50.7 million and adjusted EBITDA of $245.6 million, which represented a 33% adjusted EBITDA margin.

Share Repurchase Program:

●	Repurchased 8.4 million shares for $132.3 million in full-year 2025.
●	$300.0 million authorized for share repurchases as of February 26, 2026, the largest amount in DV’s history.
●	Ended the full year 2025 with approximately $260 million in cash and cash equivalents, with no debt outstanding.

Fourth Quarter and Recent Business Highlights:

Overall

●	Grew Total Advertiser revenue by 7% year-over-year in the fourth quarter.
○	MTM increased by 8% year-over-year and MTF declined 3% year-over-year, excluding the impact of an introductory fixed fee deal for one large customer.

●	Continued to achieve a Gross Revenue Retention rate of over 95% in the fourth quarter.

●	Drove global market share growth through product upsells, international expansion, and new enterprise logo wins, including Financial Times, Lionsgate UK, and McCormick.

CTV & Social Media Innovations

●	Launched DV Authentic Streaming TV™, an industry-first solution unifying media quality verification, brand suitability measurement, and dynamic AI optimization to bring greater transparency, control, and performance to connected and streaming TV advertising.

●	Expanded integration with LinkedIn to deliver measurement for LinkedIn’s CTV ads, increasing authenticated CTV coverage and advertiser transparency across streaming environments.

●	Expanded DV Authentic Attention® to TikTok as the platform’s first badged partner for impression-level attention measurement, enabling advertisers to identify high-performing creatives, optimize media investment, and drive stronger campaign performance at scale.

●	Expanded DV’s post-bid brand suitability measurement on Meta to Facebook Reels Overlay placements, extending independent transparency and reporting across one of the platform’s fastest-growing ad formats.

●	Expanded our integration with Meta through the launch of Rockerbox Relay, which enables Rockerbox customers to send attribution results to Meta as an optimization signal.

Open Web Integrations & Expansions

●	Drove supply-side expansion via new partnerships with Ahold Delhaize, Future Today, Mediafin, Q-Digital, and NEO by Warner Bros. Discovery.

“We delivered strong profitability and cash generation in the fourth quarter and throughout 2025, highlighting the durability and operating leverage of our model,” said Nicola Allais, CFO of DoubleVerify. “Adjusted EBITDA margin reached 38% in the fourth quarter and 33% for the full year, while operating cash flow increased by approximately one-third to $211 million representing a free cash flow conversion of 70% for the full year. With a strong balance sheet, no debt, and significant financial flexibility, we are executing a disciplined capital allocation strategy, investing in growth while returning capital to shareholders. Our full year 2026 guidance of 8% to 10% year-over-year revenue increase and 34% adjusted EBITDA margin outlines another year of top line growth coupled with expanding profitability.”

First Quarter and Full-Year 2026 Guidance:

DoubleVerify anticipates Revenue and Adjusted EBITDA to be in the following ranges:

First Quarter 2026:

●	Revenue in the range of $177 and $183 million, representing a year-over-year increase of approximately 9% at the midpoint.
●	Adjusted EBITDA in the range of $48 and $52 million, representing a margin of approximately 28% at the midpoint.

Full Year 2026:

●	Revenue in the range of $810 million and $826 million, representing a year-over-year increase of 8% to 10%.
●	Adjusted EBITDA margin of approximately 34%.
●	2026 equity grant value projected to decrease by over 40% as compared to 2025, resulting in a projected year-over-year reduction in stock-based compensation.

With respect to the Company’s expectations under "First Quarter and Full Year 2026 Guidance" above, the Company has not reconciled the non-GAAP measure Adjusted EBITDA to the GAAP measure net income in this press release because the Company does not provide guidance for depreciation and amortization expense, acquisition-related costs, interest income, and income taxes on a consistent basis as the Company is unable to quantify these amounts without unreasonable efforts, which would be required to include a reconciliation of Adjusted EBITDA to GAAP net income. In addition, the Company believes such a reconciliation would imply a degree of precision that could be confusing or misleading to investors.

Conference Call, Webcast, and Other Information

DoubleVerify will host a conference call and live webcast to discuss its fourth quarter and full-year 2025 financial results at 4:30 p.m. Eastern Time today, February 26, 2026. To access the conference call, dial (800) 715-9871 for the U.S. or Canada, or +1 (646) 307-1963 for international callers. The conference ID: 5064608. The webcast will be available live on the Investors section of the Company’s website at https://ir.doubleverify.com/. An archived webcast will be available approximately two hours after the conclusion of the live event.

In addition, DoubleVerify plans to post certain additional historical quarterly financial information on the investor relations portion of its website for easy access to investors.

Key Business Terms

Activation revenue is generated from the evaluation, verification, and measurement of advertising impressions purchased through programmatic demand-side and social media platforms.

Measurement revenue is generated from the verification and measurement of advertising impressions that are directly purchased on digital media properties, including publishers, CTV and social media platforms.

Supply-Side revenue is generated from platforms and publisher partners who use DoubleVerify’s data analytics to evaluate, verify and measure their advertising inventory.

Gross Revenue Retention Rate is the total prior period revenue earned from advertiser customers, less the portion of prior period revenue attributable to lost advertiser customers, divided by the total prior period revenue from advertiser customers.

Net Revenue Retention Rate is the total current period revenue earned from advertiser customers, which were also customers during the entire most recent twelve-month period, divided by the total prior year period revenue earned from the same advertiser customers, excluding a portion of our revenues that cannot be allocated to specific advertiser customers.

Media Transactions Measured (MTM) is the volume of media transactions that DoubleVerify’s software platform measures.

Measured Transaction Fee (MTF) is the fixed fee DoubleVerify charges per thousand Media Transactions Measured.

International Revenue Growth Rates are inclusive of foreign currency fluctuations.

DoubleVerify Holdings, Inc.
CONSOLIDATED BALANCE SHEETS

	As of December 31,
(in thousands, except per share data)	2025	2024
Assets:
Current assets
Cash and cash equivalents	$259,038	$292,820
Short-term investments	—	17,805
Trade receivables, net of allowances for doubtful accounts of $8,096 and $9,003 as of December 31, 2025 and December 31, 2024, respectively	221,158	226,225
Prepaid expenses and other current assets	39,132	22,201
Total current assets	519,328	559,051
Property, plant and equipment, net	103,284	70,195
Operating lease right-of-use assets, net	66,908	67,721
Goodwill	516,002	427,621
Intangible assets, net	101,616	110,356
Deferred tax assets	30,920	35,488
Other non‑current assets	16,024	5,778
Total assets	$1,354,082	$1,276,210
Liabilities and Stockholders' Equity:
Current liabilities
Trade payables	$14,662	$11,598
Accrued expense	73,552	54,532
Operating lease liabilities, current	9,057	11,048
Income tax liabilities	3,829	15,592
Current portion of finance lease obligations	6,982	2,512
Other current liabilities	13,481	8,200
Total current liabilities	121,563	103,482
Operating lease liabilities, non-current	77,917	77,297
Finance lease obligations	5,595	812
Deferred tax liabilities	11,467	8,509
Other non‑current liabilities	6,208	2,651
Total liabilities	222,750	192,751
Commitments and contingencies (Note 16)
Stockholders’ equity
Common stock, $0.001 par value, 1,000,000 shares authorized, 176,546 shares issued and 161,900 outstanding as of December 31, 2025; 1,000,000 shares authorized, 174,003 shares issued and 167,069 outstanding as of December 31, 2024	177	174
Additional paid‑in capital	1,059,938	974,383
Treasury stock, at cost, 14,646 shares and 6,934 shares as of December 31, 2025 and December 31, 2024, respectively	(247,982)	(131,620)
Retained earnings	305,864	255,214
Accumulated other comprehensive income (loss), net of income taxes	13,335	(14,692)
Total stockholders’ equity	1,131,332	1,083,459
Total liabilities and stockholders’ equity	$1,354,082	$1,276,210

DoubleVerify Holdings, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

	Year Ended December 31,
(in thousands, except per share data)	2025	2024	2023
Revenue	$748,291	$656,849	$572,543
Cost of revenue (exclusive of depreciation and amortization shown separately below)	133,499	116,515	106,631
Product development	178,445	153,046	125,376
Sales, marketing and customer support	190,826	167,506	125,953
General and administrative	109,744	92,147	87,971
Depreciation and amortization	56,579	45,215	40,885
Income from operations	79,198	82,420	85,727
Interest expense	1,733	1,118	1,066
Other income, net	(5,244)	(7,488)	(11,216)
Income before income taxes	82,709	88,790	95,877
Income tax expense	32,059	32,559	24,411
Net income	$50,650	$56,231	$71,466
Earnings per share:
Basic	$0.31	$0.33	$0.43
Diluted	$0.30	$0.32	$0.41
Weighted‑average common stock outstanding:
Basic	162,780	170,515	167,803
Diluted	166,683	175,076	173,435
Comprehensive income:
Net income	$50,650	$56,231	$71,466
Other comprehensive income (loss):
Foreign currency cumulative translation adjustment	28,027	(11,889)	3,523
Total comprehensive income	$78,677	$44,342	$74,989

DoubleVerify Holdings, Inc.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

							Accumulated Other
					Additional		Comprehensive	Total
	Common Stock		Treasury Stock		Paid‑in	Retained	Income (Loss),	Stockholders’
(in thousands)	Shares	Amount	Shares	Amount	Capital	Earnings	Net of Income Taxes	Equity
Balances as of January 1, 2023	165,448	$165	31	$(796)	$756,299	$127,517	$(6,326)	$876,859
Foreign currency translation adjustment	—	—	—	—	—	—	3,523	3,523
Shares repurchased for settlement of employee tax withholdings	—	—	142	(4,586)	—	—	—	(4,586)
Issuance of common stock as consideration for acquisition	1,642	2	—	—	52,935	—	—	52,937
Stock-based compensation expense	—	—	—	—	60,351	—	—	60,351
Common stock issued under employee purchase plan	105	—	—	—	2,723	—	—	2,723
Common stock issued upon exercise of stock options	2,634	3	—	—	10,663	—	—	10,666
Common stock issued upon vesting of restricted stock units	1,339	1	—	—	(1)	—	—	—
Treasury stock reissued upon settlement of equity awards	—	—	(151)	4,639	(4,639)	—	—	—
Net income	—	—	—	—	—	71,466	—	71,466
Balances as of December 31, 2023	171,168	171	22	(743)	878,331	198,983	(2,803)	1,073,939
Foreign currency translation adjustment	—	—	—	—	—	—	(11,889)	(11,889)
Shares repurchased for settlement of employee tax withholdings	—	—	248	(5,822)	—	—	—	(5,822)
Stock-based compensation expense	—	—	—	—	92,821	—	—	92,821
Common stock issued under employee purchase plan	230	—	—	—	3,531	—	—	3,531
Common stock issued upon exercise of stock options	408	—	—	—	3,315	—	—	3,315
Common stock issued upon vesting of restricted stock units	2,197	3	—	—	(3)	—	—	—
Shares repurchased under the Repurchase Program	—	—	6,787	(128,667)	—	—	—	(128,667)
Treasury stock reissued upon settlement of equity awards	—	—	(123)	3,612	(3,612)	—	—	—
Net income	—	—	—	—	—	56,231	—	56,231
Balances as of December 31, 2024	174,003	174	6,934	(131,620)	974,383	255,214	(14,692)	1,083,459
Foreign currency translation adjustment	—	—	—	—	—	—	28,027	28,027
Shares repurchased for settlement of employee tax withholdings	—	—	750	(9,760)	—	—	—	(9,760)
Stock-based compensation expense	—	—	—	—	108,809	—	—	108,809
Common stock issued under employee purchase plan	135	—	—	—	2,450	—	—	2,450
Common stock issued upon exercise of stock options	163	—	—	—	886	—	—	886
Common stock issued upon vesting of restricted stock units	2,148	3	—	—	(3)	—	—	—
Common stock issued upon vesting of performance stock units	97	—	—	—	—	—	—	—
Excise tax on shares repurchased	—	—	—	668	(1,552)	—	—	(884)
Treasury stock reissued upon settlement of equity awards	—	—	(1,465)	25,035	(25,035)	—	—	—
Shares repurchased under the Repurchase Program and New Repurchase Program	—	—	8,427	(132,305)	—	—	—	(132,305)
Net income	—	—	—	—	—	50,650	—	50,650
Balances as of December 31, 2025	176,546	$177	14,646	$(247,982)	$1,059,938	$305,864	$13,335	$1,131,332

DoubleVerify Holdings, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
(in thousands)	2025	2024	2023
Operating activities:
Net income	$50,650	$56,231	$71,466
Adjustments to reconcile net income to net cash provided by operating activities
Bad debt expense	3,189	4,993	10,075
Depreciation and amortization expense	56,579	45,215	40,885
Amortization of debt issuance costs	434	442	294
Non-cash lease expense	7,928	7,164	6,727
Deferred taxes	3,827	(21,653)	(25,046)
Stock-based compensation expense	104,226	90,658	59,244
Interest expense, net	293	60	68
Loss on disposal of fixed assets	101	—	5
Change in fair value of contingent consideration	—	—	(1,193)
Other	992	3,338	492
Changes in operating assets and liabilities, net of effects of business combinations
Trade receivables	6,453	(26,702)	(43,691)
Prepaid expenses and other assets	(19,297)	(11,352)	(5,591)
Trade payables	2,312	(1,067)	5,476
Accrued expenses and other liabilities	(6,504)	12,337	530
Net cash provided by operating activities	211,183	159,664	119,741
Investing activities:
Purchase of property, plant and equipment	(38,529)	(27,149)	(17,009)
Acquisition of businesses, net of cash acquired	(82,578)	—	(67,240)
Purchase of short-term investments	—	(99,629)	—
Proceeds from maturity of short-term investments	17,753	81,937	—
Other investing activities	(2,025)	—	—
Net cash used in investing activities	(105,379)	(44,841)	(84,249)
Financing activities:
Proceeds from revolving credit facility	—	—	50,000
Payments to revolving credit facility	—	—	(50,000)
Proceeds from common stock issued upon exercise of stock options	886	3,315	10,666
Proceeds from common stock issued under employee purchase plan	2,450	3,531	2,723
Finance lease payments	(4,552)	(2,475)	(2,314)
Shares repurchased under the Repurchase Program and New Repurchase Program	(132,305)	(127,999)	—
Payment of excise tax on shares repurchased	(668)	—	—
Shares repurchased for settlement of employee tax withholdings	(9,760)	(5,822)	(4,586)
Net cash (used in) provided by financing activities	(143,949)	(129,450)	6,489
Effect of exchange rate changes on cash and cash equivalents and restricted cash	4,438	(1,889)	338
Net (decrease) increase in cash, cash equivalents, and restricted cash	(33,707)	(16,516)	42,319
Cash, cash equivalents, and restricted cash—Beginning of period	293,741	310,257	267,938
Cash, cash equivalents, and restricted cash—End of period	$260,034	$293,741	$310,257

Cash and cash equivalents	$259,038	$292,820	$310,131
Restricted cash - current (included in Prepaid expenses and other current assets on the Consolidated Balance Sheets)	—	33	126
Restricted cash - non-current (included in Other non-current assets on the Consolidated Balance Sheets)	996	888	—
Total cash and cash equivalents and restricted cash	$260,034	$293,741	$310,257
Supplemental cash flow information:
Cash paid for interest	$1,201	$479	$714
Non‑cash investing and financing transactions:
Right-of-use assets obtained in exchange for new operating lease liabilities, net of impairments and tenant improvement allowances	$5,460	$14,091	$2,547
Acquisition of equipment under finance lease	$13,805	$—	$5,479
Capital assets financed by accounts payable and accrued expenses	$99	$6	$261
Stock-based compensation included in capitalized software development costs	$4,582	$2,140	$1,103
Accrued excise tax on net share repurchases	$884	$668	$—
Common stock issued in connection with acquisition	$—	$—	$52,937
Liabilities for contingent consideration	$—	$—	$1,193

Comparison of the Three and Twelve Months Ended December 31, 2025 and December 31, 2024

Revenue

	Three Months Ended December 31,		Change	Change	Year Ended December 31,		Change	Change
	2025	2024	$	%	2025	2024	$	%

	(In Thousands)				(In Thousands)
Revenue by customer type:
Activation	$116,497	$109,517	$6,980	6%	$427,311	$373,101	$54,210	15%
Measurement	69,569	64,379	5,190	8	249,724	226,939	22,785	10
Supply-side	19,522	16,725	2,797	17	71,256	56,809	14,447	25
Total revenue	$205,588	$190,621	$14,967	8%	$748,291	$656,849	$91,442	14%

Non-GAAP Financial Measures

In addition to our results determined in accordance with GAAP, management believes that certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA Margin, Non-GAAP Net income, Non-GAAP Earnings Per Share, and Free Cash Flow and Free Cash Flow Conversion (collectively "Non-GAAP Financial Measures") are useful in evaluating our business.

We calculate Adjusted EBITDA Margin as Adjusted EBITDA divided by total revenue. We calculate Non-GAAP net income as GAAP net income adjusted to eliminate the impact of stock-based compensation and certain other items that are not related to our core operations, such as amortization of acquired intangibles assets, acquisition-related costs, other non-recurring costs, as well as the income tax effect of these adjustments. Basic non-GAAP earnings per share is calculated by dividing non-GAAP net income by the number of weighted-average common stock outstanding. Diluted Non-GAAP earnings per share adjusts the Basic Non-GAAP earnings per share for the potential dilutive impact of shares of common stock using the treasury stock method. We calculate free cash flow as net cash provided by operating activities determined in accordance with GAAP less purchases of property, plant, and equipment which includes capitalized software development costs. Free cash flow conversion is calculated as free cash flow divided by Adjusted EBITDA for the same period. We use the Non-GAAP Financial Measures as measures of operational efficiency to understand and evaluate our core business operations. We believe that these Non-GAAP Financial Measures are useful to investors for period-to-period comparisons of our core business and for understanding and evaluating trends in our operating results on a consistent basis by either excluding items that we do not believe are indicative of our core operating performance or by measuring cash generated by our operations that is available for various strategic initiatives.

The following tables show the Company’s non-GAAP financial metrics reconciled to the comparable GAAP financial metrics included in this release. In addition, DoubleVerify posted historical quarterly financial information for Non-GAAP Net Income, Non-GAAP Earnings Per Share, Free Cash Flow and Free Cash Flow Conversion for the fiscal years 2024 and 2025 on the investor relations portion of its website.

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024

	(In Thousands)		(In Thousands)
Net income	$29,329	$23,400	$50,650	$56,231
Net income margin	14%	12%	7%	9%
Depreciation and amortization	14,304	11,800	56,579	45,215
Stock-based compensation	25,498	22,752	104,226	90,658
Interest expense	403	300	1,733	1,118
Income tax expense	8,110	13,979	32,059	32,559
M&A and restructuring costs (a)	—	537	1,656	537
Offering and secondary offering costs (b)	—	—	—	68
Other costs (c)	257	—	3,962	—
Other (income) expense (d)	(59)	1,073	(5,244)	(7,488)
Adjusted EBITDA	$77,842	$73,841	$245,621	$218,898
Adjusted EBITDA margin	38%	39%	33%	33%

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024

	(In Thousands)		(In Thousands)
Net Income	$29,329	$23,400	$50,650	$56,231
Stock-based compensation	25,498	22,752	104,226	90,658
Amortization of acquired intangibles	6,545	7,111	29,781	28,693
M&A and restructuring costs (a)	—	537	1,656	537
Other costs (c)	257	—	3,962	—
Income tax effect of non-GAAP adjustments (e)	(10,013)	(7,934)	(43,284)	(31,291)
Non-GAAP net income	$51,616	$45,866	$146,991	$144,828

GAAP earnings per share:
Basic	$0.18	$0.14	$0.31	$0.33
Diluted	$0.18	$0.14	$0.30	$0.32

GAAP Weighted-average common stock outstanding:
Basic	161,280	168,891	162,780	170,515
Diluted	164,643	172,711	166,683	175,076

Non-GAAP earnings per share:
Basic	$0.32	$0.27	$0.90	$0.85
Diluted	$0.31	$0.27	$0.88	$0.83

Non-GAAP Weighted-average common stock outstanding:
Basic	161,280	168,891	162,780	170,515
Diluted	164,643	172,711	166,683	175,076

(a)	M&A and restructuring costs for the year ended December 31, 2025 consist of third party professional service costs related to the acquisition of Rockerbox and to our broader acquisition strategy. M&A and restructuring costs for the year ended December 31, 2024 consist of transaction costs related to the agreement to acquire Rockerbox.
(b)	Offering and secondary offering costs for the year ended December 31, 2024 consist of third-party costs incurred for underwritten secondary public offerings by certain stockholders of the Company.
(c)	Other costs for the year ended December 31, 2025 consist of expenses incurred with respect to litigation and regulatory matters outside of the ordinary course and costs related to the early termination of an office lease.
(d)	Other (income) expense for the years ended December 31, 2025 and 2024 consists of interest income earned on interest-bearing monetary assets, and the impact of changes in foreign currency exchange rates.
(e)	We calculate the income tax effect of the adjustments using a non-GAAP effective tax rate to provide consistency across reporting periods. For the non-GAAP reconciliation, effective tax rates for the three months and years ended December 31, 2025 and 2024 were calculated using assumed blended tax rates of 31% and 26%, respectively. These rates represent a blend of the statutory federal tax and state taxes rates associated with the most recent Annual Report on Form 10-K. We will periodically reevaluate this tax rate, as necessary, for significant events such as relevant tax law changes.

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024

	(In Thousands)		(In Thousands)
Net cash provided by operating activities	$72,726	$37,384	$211,183	$159,664
Purchase of property, plant and equipment	(10,577)	(7,357)	(38,529)	(27,149)
Free cash flow	$62,149	$30,027	$172,654	$132,515
Free cash flow conversion	80%	41%	70%	61%

These Non-GAAP Financial Measures have limitations as analytical tools and should not be considered in isolation or as substitutes for an analysis of our results as reported under GAAP. Some of the limitations of these measures are:

●	they do not reflect changes in, or cash requirements for, working capital needs;
●	they do not reflect our capital expenditures or future requirements for capital expenditures or contractual commitments;
●	they do not reflect income tax expense or the cash requirements to pay income taxes;
●	they do not reflect interest expense or the cash requirements necessary to service interest or principal debt payments; and
●	although depreciation and amortization are non-cash charges related mainly to intangible assets, certain assets being depreciated and amortized will have to be replaced in the future, and they do not reflect any cash requirements for such replacements.

In addition, other companies in our industry may calculate these Non-GAAP Financial Measures differently than we do, limiting their usefulness as a comparative measure. You should compensate for these limitations by relying primarily on our GAAP results and using the Non-GAAP Financial Measures only supplementally.

Total stock-based compensation expense recorded in the Consolidated Statements of Operations and Comprehensive Income is as follows:

	Three Months Ended		Year Ended
	December 31,		December 31,
(in thousands)	2025	2024	2025	2024
Product development	$9,382	$8,796	$39,776	$34,802
Sales, marketing and customer support	8,447	7,213	32,834	27,804
General and administrative	7,669	6,743	31,616	28,052
Total stock‑based compensation	$25,498	$22,752	$104,226	$90,658

Forward-Looking Statements

This press release includes “forward-looking statements”. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Any statements in this press release regarding future revenues, earnings, margins, financial performance or results of operations (including the guidance provided under “First Quarter and Full-Year 2026 Guidance”), and any other statements that are not historical facts are forward-looking statements. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release. These risks, uncertainties, assumptions and other factors include, but are not limited to, the competitiveness of our solutions amid technological developments or evolving industry standards, the competitiveness of our market, system failures, security breaches, cyberattacks or natural disasters, economic downturns and unstable market conditions, our ability to collect payments, data privacy legislation and regulation, public criticism of digital advertising technology, our international operations, our use of “open source” software, our limited operating history and the potential for our revenues and results of operations to fluctuate in the future. Moreover, we operate in a very competitive and rapidly changing environment, and new risks may emerge from time to time. It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results or outcomes to differ materially from those contained in any forward-looking statements we may make.

Further information on these and additional risks, uncertainties, and other factors that could cause actual outcomes and results to differ materially from those included in or contemplated by the forward-looking statements contained in this press release are included under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on February 26, 2026 and other filings and reports we make with the SEC from time to time.

We have based our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. Any forward-looking information presented herein is made only as of the date of this press release, and, except as required by law, we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

About DoubleVerify

DoubleVerify (NYSE: DV) is the industry’s leading media effectiveness platform that leverages AI to drive superior outcomes for global brands. By creating more effective, transparent ad transactions, we make the digital advertising ecosystem stronger, safer and more secure, thereby preserving the fair value exchange between buyers and sellers of digital media. Learn more at www.doubleverify.com.

Investor Relations

Brinlea Johnson

The Blueshirt Group

IR@doubleverify.com

Media Contact

Chris Harihar

Crenshaw Communications

646-535-9475

chris@crenshawcomm.com